                                                                   EXHIBIT 10.14

                         DEFERRED COMPENSATION AGREEMENT

            AGREEMENT made as of the 2nd day of April, 1995, by and between Polo Ralph Lauren, L.P., a limited partnership organized under the laws of the State of Delaware (the "Company"), and F. Lance Isham (the "Executive").

            The Company recognizes that the Executive's contribution to the growth and success of the Company has been substantial. The Company desires to assure itself of the continued employment of the Executive by providing an incentive for him to continue his employment with the Company.

            In order to effect the foregoing, the Company and the Executive wish to enter into a Deferred Compensation Agreement on the terms and conditions set forth below.

            Accordingly, in consideration of the premises and covenants hereinafter contained, the parties hereto agree as follows:

Section 1. Deferred Compensation Account; Contributions to Trust.

            (a) The Company shall credit to a book reserve (the "Deferred Compensation Account") established for this purpose, commencing as of April, 1995, and for each month thereafter through and including March, 2005, an amount equal to 20% of the Executive's base salary for such month and of any incentive or bonus payment made to Executive during such month; provided that the Executive is employed with the Company on the last business day of such month. The Deferred Compensation Account shall be debited or credited with amounts representing all losses or earnings debited or credited to an account (the "Account") established in respect of the Executive under the Trust (as hereinafter defined). No credit shall be made with respect to salary, incentive or bonus payments for any period prior to April 2, 1995, irrespective of when such payments were actually made.

            (b) Any amounts represented by credits made to the Deferred Compensation Account in accordance with the first sentence of paragraph (a) above shall be contributed by the Company on the last business day of each month to the trust (the "Trust") established under the Trust Agreement annexed as Exhibit A hereto (such agreement as amended or supplemented and any successor agreement hereinafter referred to as the "Trust Agreement"). Amounts contributed to the Trust and credited to the Executive's Account thereunder shall be invested and reinvested, at the direction of the Executive, in accordance with the provisions of the Trust Agreement.

            (c) The Executive agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any debits or credits made to his Account under the Trust by reason of losses or earnings on investments made in accordance with the provisions of the Trust Agreement.

Section 2. Benefit Payments.

            (a) On the earlier of (i) April 1, 2005 and (ii) the earliest date reasonably practicable following the Executive's termination of employment with the Company for any reason, the Company shall pay (or cause to be paid from the Trust) to the Executive or to the Executive's beneficiary or estate (in the event of his death) in cash a lump sum amount equal to the vested amount (determined pursuant to

Section 3 hereof) reflected in the Deferred Compensation Account as of the date of such termination.

            (b) The beneficiary referred to in paragraph (a) above may be designated or changed by the Executive (without the consent of any prior beneficiary) on a form provided by the Company and delivered to the Company before his death. If no such beneficiary shall have been designated, or if no designated beneficiary shall survive the Executive, the lump sum payment payable under paragraph (a) above shall be payable to the Executive's estate.

Section 3.  Vesting.

            (a) Except as provided in paragraph (b) below, the Executive's interest in the Deferred Compensation Account shall vest at the rate of 20% per year, commencing on the first anniversary of April 2, 1995, and on each of the following four anniversaries thereof, thereby becoming 100% vested on April 2, 2000, but only if the Executive is actively employed by the Company and has remained continuously so employed from the date hereof to and including the applicable anniversary date. The Executive shall not be deemed to be actively employed for a period during which the Executive remains on the payroll for the purpose of collecting salary pursuant to a severance or similar termination arrangement.

            (b) In the event that (i) the Executive dies, (ii) the Executive's employment is terminated by reason of Disability (as hereinafter defined), (iii) the Executive's employment is terminated by the Company for other than Cause (as hereinafter defined) or (iv) the Executive terminates employment for Good Reason (as hereinafter defined), then the Executive's Deferred Compensation Account shall be 100% vested.

            For purposes of this Agreement:

            Termination of employment by reason of "Disability" shall mean, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of six consecutive months.

            "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform his duties hereunder after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties, or (ii) the Executive's conviction of any crime (whether or not involving the Company) constituting a felony or (iii) the willful engaging by the Executive in misconduct that is materially injurious to the Company, monetarily or otherwise (including, but not limited to, conduct that constitutes competitive activity) or that subjects, or if generally known, would subject the Company to public ridicule or embarrassment. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause without (x) reasonable written notice to the Executive setting forth the reasons for the Company's intention to terminate for Cause, (y) an opportunity for the Executive, together with his counsel, to be heard before the Board (as hereinafter defined) and (z) delivery to the Executive of a notice of termination from the Board finding that in the good faith opinion of the Board the Executive was guilty of the conduct set forth above in clauses (i) - (iii) hereof, and specifying the particulars thereof in detail.

            "Good Reason" shall mean (i) the assignment to the Executive of a title or duties inconsistent with those of a senior executive of the Company or
(ii) a reduction by the Board of the Executive's salary. "Board" shall mean the board of directors of the Company's general partner or such other managing board or committee as is vested with authority to hire and/or discharge executive officers of the Company.

Section 4.  Unfunded Arrangement.

            It is the intention of the parties hereto that the arrangement described in this Agreement be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Nothing contained in this Agreement or the Trust Agreement and no action taken pursuant to the provisions of this Agreement or the Trust Agreement shall create or be construed to create a fiduciary relationship between the Company and the Executive, his designated beneficiary or any other person. Any funds that may be invested under the provisions of the Trust Agreement shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company. This Agreement constitutes a mere promise by the Company to make a benefit payment in the future.

Section 5.  Nonalienation of Benefits.

            The right of the Executive or any other person to the payment of deferred compensation or other benefits under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Executive or the Executive's beneficiary or estate.

Section 6.  No Right to Employment.

            Nothing contained herein shall be construed as conferring upon the Executive the right to continue in the employ of the Company as an executive or in any other capacity.

Section 7.  Effect on Other Benefits.

            Any deferred compensation payable under this Agreement shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

Section 8.  Binding Agreement.

            This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Executive and his heirs, executors, administrators and legal representatives.

Section 9.  Governing Law.

            This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflict of laws principles.

Section 10. Validity.

            The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Section 11. Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Section 12. Arbitration.

            Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the City of New York in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Fees and expenses payable to the American Arbitration Association and the arbitration - arbitrator shall be shared equally by the Company and by the Executive, but the parties shall otherwise bear their own costs in connection with the arbitration; provided that the arbitrator shall be entitled to include as part of the award to the prevailing party the reasonable legal fees and expenses incurred by such party in an amount not to exceed $25,000.

Section 13. Amendment.

            The Agreement may be amended in whole or in part by a written instrument executed by both parties hereto.

            IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the Executive has hereunto set his hand and seal as of the date first above written.

                                    POLO RALPH LAUREN, L.P.

                                    By    /s/ Michael J. Newman
                                       -----------------------------------

                                    EXECUTIVE:

                                          /s/  F. Lance Isham
                                    --------------------------------------
                                    F. Lance Isham

                                                                       EXHIBIT A

                                   TRUST UNDER
                          POLO RALPH LAUREN CORPORATION

                        DEFERRED COMPENSATION AGREEMENTS

            (a) This Trust Agreement made this _____ day of ____________, 1993, by and between Polo Ralph Lauren Corporation (the "Company") and ______________ (the "Trustee");

            (b) WHEREAS, the Company has entered into deferred compensation agreements (the "Deferred Compensation Agreements") effective as of April 4, 1993, with certain executives of the Company listed on Appendix 1 hereto (the "Executives") and may enter into similar agreements with other executives in the future;

            (c) WHEREAS, the Company may incur liability under the terms of such Deferred Compensation Agreements with respect to the Executives;

            (d) WHEREAS, the Deferred Compensation Agreements contemplate the establishment of this trust (hereinafter called the "Trust") and the contribution by the Company to the Trust of amounts that shall be held therein, in order to assist the Company in meeting its obligations under the Deferred Compensation Agreements;

            (e) WHEREAS, the assets of this Trust shall be subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Executives and their respective beneficiaries in such manner and at such times as specified in the Deferred Compensation Agreements;

            (f) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Deferred Compensation Agreements as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

            NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

            Section 1. Establishment of Trust.

            (a) The Company hereby deposits with the Trustee in trust the sum of [$____________], which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

            (b) The Trust hereby established shall be irrevocable, but is subject to termination in accordance with Section 12 hereof.

            (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

            (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the purposes herein set forth. The Executives and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Deferred Compensation Agreements and this Trust Agreement shall be mere unsecured contractual rights of the Executives and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event that the Company is considered Insolvent, as defined in Section 3(a) herein.

            (e) On the last business day of each month, or otherwise as required pursuant to the Deferred Compensation Agreements, the Company shall contribute in cash to the Trustee hereunder an amount equal to the contributions required to be made pursuant to the terms of the Deferred Compensation Agreements. The Trustee shall not have any right to compel such contributions.

            Section 2. Payments to Executives and their Beneficiaries.

            (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the name of each Executive for whom contributions are being made, the amounts contributed in respect of each Executive, a formula or other instructions acceptable to the Trustee for determining the amounts payable in respect of each Executive, and the time of commencement and conditions for payment of such amounts (as provided for under the Deferred Compensation Agreements). Except as otherwise provided herein, the Trustee shall make payments to the Executives and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Deferred Compensation Agreements and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

            (b) The entitlement of the Executives of their beneficiaries to benefits shall be determined in accordance with the provisions of the Deferred Compensation Agreements.

            (c) The Company may make payment of benefits directly to the Executives or their beneficiaries as they become due under the terms of the Deferred Compensation Agreements. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts payable to the Executives or their beneficiaries are due. In the event that the Company pays the entire amount due to an Executive (or his beneficiary) pursuant to the terms of the Executive's Deferred Compensation Agreement, then the Trustee, upon receipt of certification from the Company that such payment has been made, shall return to the Company all Trust assets that have been credited to such Executive's Account (as defined in Section 5(a) hereof).

            Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When the Company Is Insolvent.

            (a) The Trustee shall cease payment of benefits to the Executives and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending procedure as a debtor under the United States Bankruptcy Code.

            (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                        (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's becoming Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Executives or their beneficiaries.

                        (2) Unless the Trustee has actual knowledge of the Company's becoming Insolvent, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                        (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Executives or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Executives or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Deferred Compensation Agreements or otherwise.

                        (4) The Trustee shall resume the payment of benefits to the Executives or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

            (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3 (b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Executives or their beneficiaries under the terms of the Deferred Compensation Agreements for the period of such discontinuance, less the aggregate amount of any payments made to the Executives or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

            Section 4. Payments to Company.

            Except as provided in Sections 2(c) and 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to the Executives and their beneficiaries pursuant to the terms of the Deferred Compensation Agreements.

            Section 5. Accounts and Investment Authority.

            (a) Contributions to the Trust on behalf of each Executive and any interest and earnings thereon shall be separately credited to an account (the "Account") established and held by the Trustee for each such Executive. Each Executive shall timely instruct the Trustee, in writing, as to the manner in which the assets held in his Account shall be invested. Assets may be invested in any one or more of the mutual funds managed by the Vanguard Group of Investment Companies, subject to their rules. In the event that an Executive fails to timely instruct the Trustee, then the Trustee shall use its good faith efforts to invest and reinvest the assets credited to such Executive's Account in any such mutual fund or in cash or marketable securities or other investments as it deems prudent under the circumstances. Without limitation of and in addition to the foregoing, the term "investments" as used in this Section shall include stocks of all kinds and classes (other than stocks of the Company or any affiliate), bonds, notes, debentures, savings bank accounts and other interest bearing deposits, mortgages and other obligations, insurance contracts and annuities, common trust funds, shares or participations in any investment company, fund or trust, and all other property, tangible and intangible, real, personal and mixed of every kind and nature.

            (b) In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or affiliate, other than a de minimis amount held in common investment vehicles in which the Trustee invests.

            Section 6. Disposition of Income.

            (a) During the term of this Trust, all income received by the Trust, net of expenses, shall be accumulated and reinvested.

            Section 7. Accounting by Trustee.

            The Trustee shall separately keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, with respect to the Account of each Executive, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar quarter and within 120 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such quarter or during the period from the close of the last preceding quarter to the date of such removal or resignation, setting forth separately with respect to each Account, all investments, receipts, disbursements and other transactions effected by it for each Executive, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust for each Executive at the end of such quarter or as of the date of such removal or resignation, as the case may be.

            Section 8. Responsibility of Trustee.

            (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company or any of the Executives that is contemplated by, and in conformity with, the terms of the Deferred Compensation Agreements or this Trust. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

            (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

            (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

            (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

            (e) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

            (f) Notwithstanding any power granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code of 1986, as amended.

            Section 9. Compensation and Expenses of Trustee.

            The Company shall pay all administrative and Trustee's fees and expenses.

            Section 10. Resignation and Removal of Trustee.

            (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

            (b) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by Trustee.

            (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

            (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

            Section 11. Appointment of Successor.

            (a) If the Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

            (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

            Section 12. Amendment or Termination.

            (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company; provided, however, that no amendment that alters or impairs the rights of any Executive hereunder (including, but not limited to an amendment that changes or eliminates any of the available investment options described in Section 5 hereof) may be made without the prior written consent of the affected Executive.

            (b) The Trust shall not terminate until the date on which the Executives and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Deferred Compensation Agreements. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

            (c) Upon written approval of the Executives or their beneficiaries entitled to payment of benefits pursuant to the terms of the Deferred Compensation

Agreements, the Company may terminate this Trust prior to the time all benefit payments under the Deferred Compensation Agreements have been made. All assets in the Trust at termination shall be returned to the Company.

            Section 13. Miscellaneous.

            (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

            (b) Benefits payable to the Executives and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

            (c) This Trust Agreement shall be construed in accordance with and governed by the laws of New York without regard to its conflict of laws principles.

            Section 14. Effective Date.

            The effective date of this Trust Agreement shall be as of ________ __, 1993.

            IN WITNESS WHEREOF, the parties hereto have executed the Trust as of the date first above written.

                          POLO RALPH LAUREN CORPORATION

                          By:__________________________________

                          [                          ],  Trustee

                          By:__________________________________

                                   APPENDIX 1

                               List of Executives


                                       13